EMPLOYMENT AGREEMENT


     This EMPLOYMENT AGREEMENT is made and entered into as of April 1, 2004, by and between Steakhouse Partners, Inc., a Delaware corporation (the "Company"), and Mr. Joseph Wulkowicz ("Executive").

     In consideration of the mutual covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

     1. Employment. The Company shall employ Executive, and Executive accepts employment with the Company, upon the terms and conditions set forth in this Agreement for the period beginning on the date hereof and ending as provided in
Section 4 hereof (the "Employment Period").

     2. Position and Duties.

     (a) During the Employment Period, Executive shall serve as the Vice President - Chief Financial Officer of the Company and its wholly-owned subsidiaries (if any), and shall have the customary duties, responsibilities and authority of the Vice President and Chief Financial Officer of a similarly situated and sized company.

     (b) Executive shall devote such time and energy to the affairs of the Company and the discharge of his duties hereunder as shall be required in Executive's reasonable judgment. The Company acknowledges and agrees that Executive may engage in various business and other activities unrelated to the business of the Company during the Employment Period (subject to the first sentence of this Section 2(b) so long as such activities do not interfere with Executive's ability to perform his responsibilities.

     3. Base Salary and Benefits.

     (a) During the Employment Period, Executive's base salary shall be $155,000 per annum (the "Base Salary") payable in cash and in accordance with the Company's general payroll practices. The Base Salary shall be reviewed annually by the Board of Directors of the Company (the "Board") or the Compensation Committee thereof and increased (but not decreased) in the discretion of the Board, which shall consider in good faith not less than annually increases based upon Executive's performance. The Base Salary shall, at a minimum, be increased on each anniversary date of this Agreement by the amount obtained by multiplying the then current Base Salary by the percentage by which the level of the San Diego, California Consumer Price Index For All Urban Consumers, as reported for the immediately preceding December 31 by the Bureau of Labor and Statistics of the United States Department of Labor, has increased over the level thereof at December 31 of the preceding year.

     (b) In addition to the Base Salary, Executive shall be entitled to such performance bonus (the "Bonus") as the Board (or the Compensation Committee thereof) shall determine not less than annually based on the good faith consideration by the Board (or such Committee) of Executive's performance during the prior period(s).


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     (c) In addition to the Base Salary and any Bonuses payable to Executive hereunder, upon execution of this Agreement, Executive shall be granted options (the "Options") to purchase 100,000 shares of Common Stock of the Company (the "Option Shares") pursuant to the Company's 2004 Stock Incentive Plan (the "Plan") at a price equal to One Dollar and Eleven Cents ($1.11) per share. The Company agrees to seek stockholder approval of the Plan at its next annual or special meeting of stockholders. The Options shall vest and become exercisable by Executive as to 33-1/3% of the Option Shares covered thereby on each of the first, second and third anniversaries of the date hereof, and which will vest as to 100% of such Option Shares upon (i) a "Change in Control" (as defined below);
(ii) any termination by the Company of this Agreement other than termination by the Company for "Cause" (as defined below); (iii) any termination by Executive pursuant to Paragraph 4(a)(iii) or 4(a)(v) hereof; or (iv) if the Employment Period is terminated as a result of Executive's death or "Permanent Disability" (as defined below). The Company covenants and agrees that it shall not enter into any agreement providing for a Change in Control on or before the six-month anniversary of the date upon which any Options were issued, unless provision is made for the assumption of the Options granted to Employee, or the substitution for such Options of new options of the successor corporation or a parent or subsidiary thereof, with such adjustments to the number and kinds of shares and the per-share exercise price as shall be necessary to maintain the proportionate interest of Executive and preserve the value of the Options.

     For purposes of this Agreement, a "Change in Control" of the Company shall be deemed to have occurred if (i) any "person" (as such term is used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act")), other than a trustee or other fiduciary holding securities of the Company under an employee benefit plan of the Company, becomes the "beneficial owner" (as defined in Rule 13d-3 promulgated under the Exchange
Act), directly or indirectly, of securities of the Company representing 50% or more of (A) the outstanding shares of Common Stock of the Company or (B) the combined voting power of the Company's then-outstanding securities entitled to vote generally in the election of directors; (ii) during any period of not more than two consecutive years, not including any period prior to the date of this Agreement, individuals who at the beginning of such period constitute the Board, and any new director (other than a director designated by a person who has entered into an agreement with the Company to effect a transaction described in paragraph (i) or (iii) of this paragraph 3(c)) whose election by the Board or nomination for election by the Company's stockholders was approved by a vote by at least two-thirds of the directors still in office who either were in office at the beginning of such period or whose election or nomination for election was previously so approved, ceases for any reason to constitute a majority of the Board; or (iii) the stockholders of the Company approve a merger or consolidation which would result in the holders of voting securities of the Company outstanding immediately prior thereto failing to continue to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) at least 50% of the combined voting power of the voting securities of the Company or such surviving entity outstanding immediately after such merger or consolidation, or the stockholders of the Company approve a plan of complete liquidation of the Company or an agreement for the sale or disposition by the Company of all or substantially all of the Company's assets or any transaction having a similar effect.

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

     (d) In addition to the Base Salary and any Bonuses payable to Executive pursuant to this Section 3, Executive shall be entitled to the following benefits during the Employment Period, unless otherwise increased by the Board:

          (i) Health insurance, life, disability and related insurance of such coverage as is made generally available to the senior executives of the Company, participation in the Company's executive medical reimbursement program; and an automobile allowance payable at the Company's executive reimbursement rate.

          (ii) Four weeks vacation each year with salary; and

          (iii) Participation in any profit sharing plan, retirement plan, group life insurance plan, or other insurance plan, medical expense plan or other benefit arrangement maintained by the Company for its senior executives generally and, if applicable, their family members.

     (e) The Company shall reimburse Executive for all reasonable expenses incurred by him in the course of performing his duties which are documented pursuant to the Company's policies regarding expense reimbursement.

     4. Term.

     (a) The Employment Period shall end on the third anniversary hereof; provided that (i) if not sooner terminated in accordance herewith, the Employment Period shall be automatically renewed for successive one (1) year periods, unless either party gives written notice to the other party of nonrenewal at least sixty (60) days in advance of the expiration date for the applicable period, (ii) the Employment Period shall terminate upon Executive's death or "Permanent Disability" (defined as the expiration of a continuous period of 180 days during which Executive is unable to perform his assigned duties due to physical or mental incapacity) or resignation other than for "Good Reason" (as defined below); (iii) the Employment Period may be terminated by Executive at any time for Good Reason; (iv) the Employment Period may be terminated by the Company at any time for Cause and (v) the Employment Period may be terminated by written notice from Executive to the Company within six months following a Change in Control.

     (b) If the Employment Period is terminated by the Company for Cause or is terminated by Executive's resignation without Good Reason, Executive shall be entitled to receive all amounts due to him through the date of termination, payable as a lump sum within thirty (30) days of the date of such termination or as required by law.

     (c) If the Employment Period is terminated as a result of Executive's death or Permanent Disability or pursuant to Section 4(a)(v) above, the Company shall pay all amounts due to Executive through the date of termination and for the period of one-year following the date of termination (without regard to the termination of the Employment Period thereby), payable as a lump sum within thirty (30) days of the date of such termination.

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

     (d) If the Employment Period is terminated by the Company other than for Cause or by Executive pursuant to Section 4(a)(v) above, Executive shall be entitled to receive the lesser of: (i) his Base Salary through the third anniversary of the date hereof, or (ii) for a period of 12 months after the date of termination, payable in accordance with the Company's general payroll practices. The Company shall also continue coverage for Employee under the Company's life insurance, medical, health, disability and similar welfare benefit plans through the third anniversary of the date hereof (or, if shorter, for a period of twelve months after the date of termination). If the aggregate of all payments or benefits made or provided to the Executive under this Section and under all other plans and programs of the Company (the "Aggregate Payment") is determined to constitute a Parachute Payment within the meaning of Section 280G(b)(2) of the Code, the Company shall pay to the Executive, prior to the time any excise tax imposed by Section 4999 of the Code ("Excise Tax") is payable with respect to such Aggregate Payment, an additional amount which, after the imposition of all income, employment, excise and other taxes thereon, is equal to the Excise Tax on the Aggregate Payment.

     (e) Except as otherwise set forth above, all of Executive's rights to fringe benefits and bonuses hereunder (if any) accruing after the termination of the Employment Period shall cease upon such termination.

     (f) For purposes of this Agreement, "Cause" shall mean (i) the willful failure or refusal by Executive to perform his duties hereunder (other than any such failure resulting from Executive's incapacity due to physical or mental illness), which has not ceased within 10 business days after written demand for substantial performance is delivered to Executive by the Company, which demand identifies the manner in which the Company believes that Executive has not performed such duties and the steps required to cure such failure to perform;
(ii) Executive shall intentionally and willfully engage in misconduct toward the Company which is materially injurious to the Company and its Subsidiaries, monetarily or otherwise (including, but not limited to, conduct in material violation of Sections 6 or 7 hereof that has not been cured within ten (10) business days following written notice of such violation delivered to Executive by the Company), or (iii) the conviction of Executive of or the entering of a plea of nolo contendere by Executive with respect to, a felony involving moral turpitude. Notwithstanding the foregoing, Executive's Employment hereunder shall not be deemed to be terminated for Cause unless and until there shall have been delivered to Executive a copy of a resolution duly adopted by an affirmative vote of not less than a majority of the entire membership of the Board at a meeting of the Board (after written notice to Executive and a reasonable opportunity for Executive, together with Executive's counsel, to be heard before the Board), finding that in the good faith opinion of the Board, Executive should be terminated for Cause.

     (g) For purposes of this Agreement, "Good Reason" shall mean the occurrence of any of the following events, unless (i) such event occurs with Executive's express prior written consent, (ii) the event is an isolated, insubstantial or inadvertent action or failure to act which was not in bad faith and which is remedied by the Company within ten (10) business days after receipt of written notice thereof given by Executive, or (iii) the event occurs in connection with termination of Executive's employment for Cause or due to his death or disability: (A) at any time prior to a Change in Control, the assignment to Executive by the Company of any duties which are, in any material respect, inconsistent with Executive's position, duty, title, office, responsibility or status with the Company; (B) any failure by any successor or assignee of the Company to continue this Agreement in full force and effect or any breach of this Agreement by the Company (or any successor or assignee of the Company),

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

unless such breach is cured within thirty (30) days of receiving written notice of the breach from Executive; (C) a substantial and adverse change in Executive's status or position with the Company as the same existed at the date hereof which is not cured within thirty (30) days after written notice thereof to the Company from Executive; (D) a reduction (other than for Cause or by reason of Executive's permanent Disability) by the Company of Executive's aggregate compensation hereunder, unless such reduction is reinstated retroactively within thirty (30) days; or (E) relocation of Executive's principal place of employment to any place outside the greater San Diego area, except for reasonable amounts of required travel by Executive on the Company's business.

     (h) In the event of any dispute regarding the existence of Executive's Permanent Disability hereunder, the matter will be resolved by the determination of a majority of three physicians qualified to practice medicine in the San Diego, California metropolitan area, one to be selected by each of Executive and the Board and the third to be selected by the two designated physicians. For this purpose, Executive will submit to appropriate medical examinations.

     (i) The Company and Executive agree that Executive shall have no duty of mitigation but that if Executive furnishes his services or ideas for other business engagements or employment after termination hereof by the Company other than for Cause, the total compensation (if the engagement or employment is with an entity engaged in the restaurant industry or at the same general level of seniority as Executive's employment with the Company), or 50% of the total compensation (for any other engagements or employment), actually earned by Executive during any period that Executive continues to receive Base Salary, shall reduce the Base Salary which the Company would otherwise be required to pay or provide to Executive during such period of other engagement or employment. Executive agrees that he shall give written notice to the Company (promptly after accepting employment or furnishing his services after termination of his employment with the Company) of any amounts earned (or to be earned) by Executive and any benefits provided (or to be provided) to Executive pursuant to his new employment arrangement or other engagement.

     5. Confidential Information. Executive acknowledges that the information, observations and data obtained by him while employed by the Company concerning the business or affairs of the Company or any Subsidiary ("Confidential Information") are the property of the Company or such Subsidiary. Therefore, Executive agrees that he shall not disclose to any unauthorized person or use for his own account any Confidential Information without the prior written consent of the Board, unless and to the extent required by law, rule or regulation or pursuant to any administrative or court order. The term "Confidential Information" shall not include (i) information which is generally available to the public or those in the Company's industry as of the date of execution of this Agreement or which later becomes generally available to the public or those in the Company's industry other than as a result of Executive's prohibited disclosure; (ii) information which comes to Executive from a bona fide third party source so long as such source was not, to Executive's knowledge, prohibited from providing such information to Executive by any contractual, legal, fiduciary or other obligation; and (iii) information which was known to Executive before such information was obtained from the Company.

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

     6. Non-Solicitation.

     (a) During the period of time in which the Executive is receiving compensation, Executive shall not directly or indirectly through another entity
(i) induce any employee of the Company or any Subsidiary to leave the employ of the Company or such Subsidiary, or in any way directly interfere with the relationship between the Company or any Subsidiary and any employee thereof,
(ii) directly solicit any person who was an employee of the Company or any Subsidiary at any time within one year prior to termination of the Employment Period, or (iii) induce or attempt to induce any customer, supplier, licensee or other business relation of the Company or any Subsidiary to cease doing business with the Company or such Subsidiary, or in any way interfere with the relationship between any such customer, supplier, licensee or business relation and the Company or any Subsidiary. The foregoing shall not apply to any general advertising or solicitation.

     (b) If, at the time of enforcement of this paragraph 6, a court shall hold that the duration, scope or area restrictions stated herein are unreasonable under circumstances then existing, the parties agree that the maximum duration, scope or area reasonable under such circumstances shall be substituted for the stated duration, scope or area and that the court shall be allowed to revise the restrictions contained herein to cover the maximum period, scope and area permitted by law.

     (c) In the event of the breach or a threatened breach by Executive of any of the provisions of this paragraph 6, the Company, in addition and supplementary to other rights and remedies existing in its favor, may apply to any court of law or equity of competent jurisdiction for specific performance and/or injunctive or other relief in order to enforce or prevent any violations of the provisions thereof (without posting a bond or other security).

     7. Executive and Company Representations. Executive hereby represents and warrants to the Company that (i) the execution, delivery and performance of this Agreement by Executive does not and will not conflict with, breach, violate or cause a default under any contract, agreement, instrument, order, judgment or decree to which Executive is a party or by which he is bound and (ii) upon the execution and delivery of this Agreement by the Company, this Agreement shall be the valid and binding obligation of Executive, enforceable in accordance with its terms. The Company hereby represents and warrants to Executive that (i) the execution, delivery and performance of this Agreement by the Company does not and will not conflict with, breach, violate or cause a default under any contract, agreement, instrument, order, judgment or decree to which the Company is a party or by which it is bound and (ii) upon the execution and delivery of this Agreement by Executive, this Agreement shall be the valid and binding obligation of the Company, enforceable in accordance with its terms.

     8. Survival. Paragraphs 4, 5, and 6 shall survive and continue in full force in accordance with their terms notwithstanding any termination of the Employment Period.

     9. Notices. All notices, requests, demands and other communications required or permitted to be given under this Agreement shall be in writing and shall be deemed to be delivered and receive five business days after having been

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deposited in the United States mail and enclosed in a registered or certified post-paid envelope; one business day after having been sent by overnight courier; when personally delivered or sent by facsimile communications equipment of the sending party on a business day, or otherwise on the next succeeding business day thereafter; and in each case addressed to the respective party at the address set forth below or to such other changed addresses as the party may have fixed by notice as provided herein:

         Notices to Executive:

                  Joseph Wulkowicz
                  11609 Spruce run drive
                  San Diego, CA 92131
                  858-566-4206

         Notices to the Company:

                  Steakhouse Partners, Inc.
                  10200 Willow Creek Road
                  San Diego, California 92131
                  Attention: Secretary
                  Telephone:  858-635-3849
                  Fax: 858-689-0433

     10. Severability. Whenever possible, each provision of this Agreement will be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement is held to be invalid, illegal or unenforceable in any respect under any applicable law or rule in any jurisdiction, such invalidity, illegality or unenforceability will not affect any other provision or any other jurisdiction, but this Agreement will be reformed, construed and enforced in such jurisdiction as if such invalid, illegal or unenforceable provision had never been contained herein.

     11. Complete Agreement. This Agreement, those documents expressly referred to herein and other documents of even date herewith embody the complete agreement and understanding among the parties and supersede and preempt any prior understandings, agreements or representations by or among the parties, written or oral, which may have related to the subject matter hereof in any way.

     12. Counterparts. This Agreement may be executed in separate counterparts, each of which is deemed to be an original and all of which taken together constitute one and the same agreement.

     13. Successors and Assigns. This Agreement is intended to bind and inure to the benefit of and be enforceable by Executive, the Company and their respective heirs, successors and assigns, except that Executive may not assign his rights or delegate his obligations hereunder without the prior written consent of the Company. The Company will require any successor (whether direct or indirect, by purchase, merger, consolidation or otherwise) of all or substantially all of the business and/or assets of the Company, to expressly assume and agree to perform this Agreement in the same manner and to the same extent that the Company would be required to perform it if no such succession had taken place.

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     14. Attorneys' Fees and Costs. If any action at law or equity is necessary to enforce or interpret the terms of this Agreement, the prevailing party shall be entitled to reasonable attorneys' fees, costs and disbursements in addition to any other relief to which that party may be entitled.

     15. Choice of Law. This Agreement will be governed by the internal law, and not the laws of conflicts, of the State of California.

     16. Amendment and Waiver. The provisions of this Agreement may be amended or waived only with the prior written consent of the Company and Executive, and no course of conduct or failure or delay in enforcing the provisions of this Agreement shall affect the validity, binding effect or enforceability of this Agreement.

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first written above.

                                         STEAKHOUSE PARTNERS, INC.


                                         By:
                                            -----------------------------------
                                         Its:
                                             ----------------------------------


                                             ----------------------------------
                                             Joseph Wulkowicz


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